RCN CORPORATION,

as Issuer

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 30, 2006

7.375% Convertible Second Lien Notes due 2012

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 30, 2006, by and among RCN Corporation, a Delaware corporation (the “Company”), and HSBC Bank USA, National Association, a national banking association, as trustee (the “Trustee”), pursuant to the Indenture by and among the Company and the Trustee dated as of December 21, 2004 (the “Indenture”).

W I T N E S S E T H:

WHEREAS, Section 11.2 of the Indenture provides, among other things, that subject to certain restrictions, the Company, when authorized by a Board Resolution, may amend or supplement the Notes, the Security Documents or the Indenture with the consent (evidenced as provided in Article IX of the Indenture) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding;

WHEREAS, the holders of not less than a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments to the Indenture set forth in this First Supplemental Indenture, in accordance with the provisions of Article IX and Section 11.2 of the Indenture;

WHEREAS, the Company has paid a consent fee to all Holders in an amount of 225 basis points;

WHEREAS, in accordance with Section 11.5 of the Indenture, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Officers' Certificate and an Opinion of Counsel, with respect to the execution and delivery by the Trustee of this First Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:.

ARTICLE I
DEFINITIONS

Section 1.1  Definitions. All terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

ARTICLE II
AMENDMENTS

Section 2.1  Amendments to Definitions.

(a)  Consolidated EBITDA. The definition of “Consolidated EBITDA” set forth in Section 1.1 of the Indenture is hereby amended by restating clause (vii) in its entirety as set forth below:

“(vii) (A) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation and (B) any non-cash impairment, non-cash exit costs (i.e., costs for exiting a facility) and non-cash restructuring charges;”

(b)  Excess Cash Flow. Section 1.1 of the Indenture is hereby amended to include the definition of “Excess Cash Flow” set forth below:

“Excess Cash Flow” shall have the meaning set forth in the First Lien Credit Agreement.

(c)  First-Lien Credit Agreement. The definition of “First-Lien Credit Agreement” set forth in Section 1.1 of the Indenture is hereby amended by adding a second sentence as set forth below:

This definition shall specifically include the First Lien Credit Agreement dated as of May 30, 2006 among the Company, the lenders party thereto from time to time and Deutsche Bank Trust Company Americas, as administrative agent, and any Refinancing thereof.

(d)  First-Lien Obligations. The definition of “First-Lien Obligations” set forth in Section 1.1 of the Indenture is hereby amended by adding a second sentence as set forth below:

This definition shall specifically include any Incremental Term Loans (as defined in the First-Lien Credit Agreement) under the First-Lien Credit Agreement so long as all Indebtedness under the First-Lien Credit Agreement does not exceed the Maximum First-Lien Credit Documents Principal Amount.

(e)  Permitted Indebtedness. The definition of “Permitted Indebtedness” set forth in Section 1.1 of the Indenture is hereby amended by:

(i)  replacing clause (i) in its entirety as set forth below:

(i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a Refinancing of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a), or (b), of this definition or the proviso of Section 5.11 hereof, provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary, and (2) any such Refinancing shall only be permitted under this clause (i) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

(ii)  replacing clause (l) in its entirety as set forth below:

(l) Subordinated Indebtedness of the Company (which Indebtedness may in no event be guaranteed by, or secured by the assets of, any Subsidiary of the Company) in an aggregate original principal amount not to exceed $100,000,000 plus any increase in the principal amount thereof resulting from the payment-in-kind or capitalization of interest accruing thereon as contemplated by the terms thereof;

(iii)  inserting a new clause (m) in its entirety as set forth below:

(m) Indebtedness incurred pursuant to an accounts receivable securitization facility in an aggregate principal amount not to exceed $50,000,000; and

; and

(iv)  inserting a new clause (n) in its entirety as set forth below:

(n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

(f)  Refinancing. The definition of “Refinancing” set forth in Section 1.1 of the Indenture is hereby amended and restated in its entirety as set forth below:

“Refinancing” means, in respect of any Indebtedness, the refinancing, extension, renewal, defeasance, amendment, modification, supplementation, restructuring, replacement, refund or repayment, or issuance of other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinance” and “Refinanced” shall have correlative meanings.

(g)  Restricted Payment. The definition of “Restricted Payment” set forth in Section 1.1 of the Indenture is hereby amended by restating clause (iii) in its entirety as set forth below:

(iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than (x) any Third-Lien Obligation held by any Person, or (y) any Subordinated Indebtedness held by the Company or a Wholly Owned Restricted Subsidiary);

Section 2.2  Amendments to Covenants.

(a)  Limitation on Restricted Payments. Section 5.13 of the Indenture is hereby amended as set forth below:

(i)  amending and restating clause (iii) in its entirety as follows:

(iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after May 30, 2006 and all Designation Amounts does not exceed an amount equal to the lesser of (a) 50% of the cumulative Excess Cash Flow accrued on a cumulative basis during the period beginning on January 1, 2006 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, and (b) $100,000,000.

(ii)  in clause (d), replacing “$10,000,000” with “$30,000,000”;

(iii)  deleting the word “or” at the end of clause (e);

(iv)  inserting the word “or” at the end of clause (f); and

(v)  inserting a new clause (g) in its entirety as set forth below:

(g) in addition to the items referred to in clauses (a) through (f) above, so long as no Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $15,000,000.

(b)  Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries; Domestic Restricted Subsidiaries to Become Guarantors and Provide Collateral. Section 5.18(d) of the Indenture is hereby amended as set forth below:

(i)  amending and restating the first clause of Section 5.18(d) in its entirety as follows:

(d) The Company will, and will cause each Domestic Restricted Subsidiary to, grant to the Collateral Agent for the benefit of the Noteholders security interests and Mortgages in such assets, properties and owned real properties of the Company and the Domestic Restricted Subsidiaries having a fair market value (certified and identified by the Company in an Officers’ Certificate) in excess of $5,000,000 as may be reasonably requested pursuant to the terms of the First-Lien Documents and, after the date of Discharge of First-Lien Obligations, by the Trustee (collectively, the “Additional Security Documents”);

(ii)  adding the following sentence at the end of Section 5.18(d):

Promptly after May 30, 2006, the Trustee acting at the direction of the Company shall instruct the Collateral Agent to release existing Mortgages in such assets, properties and owned real properties of the Company and the Domestic Restricted Subsidiaries having a fair market value (certified and identified by the Company in an Officers’ Certificate) less than $5,000,000 at the Company’s expense.

Section 2.3  Amendments to Miscellaneous Provisions.

(a)  Addresses for Notices, Etc. The notice information for the Company or any Guarantor included in Section 16.3 of the Indenture is hereby amended and restated as set forth below:

If to the Company or any Guarantor:

RCN Corporation
196 Van Buren Street, Suite 300
Herndon, VA 20170
Telephone: (703) 434-8484
Facsimile: (703) 434-8461
Attention: General Counsel

ARTICLE III
MISCELLANEOUS

Section 3.1  Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

Section 3.2  This First Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

Section 3.3  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

Section 3.4  In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.5  Promptly after the effective date of this First Supplemental Indenture, (1) all existing deposit account control agreements to which the Collateral Agent is a party with the Company or any of its Subsidiaries shall be terminated and the Trustee (at the written direction of the First Lien Collateral Agent and the Company) shall direct the Collateral Agent to execute such documents as the First Lien Collateral Agent may request to evidence such termination, all at the sole cost and expense of the Company and (2) Trustee (at the written direction of the First Lien Collateral Agent and the Company) shall direct the Collateral Agent to enter into new deposit account control agreements in order to perfect the security interests of the First-Lien Administrative Agent under the Credit Agreement dated as of May 30, 2006, among the Company, the lenders party thereto from time to time and Deutsche Bank Trust Company Americas, as Administrative Agent for such lenders, and the Collateral Agent in bank accounts of the Company and its Subsidiaries.

Section 3.6  The recitals contained herein shall be taken as the statement of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

[Signature page follows]

IN WITNESS WHEREOF, all of the parties hereto have caused this Indenture to be duly signed as of the date first written above.

RCN CORPORATION

		By:	/s/ Michael T. Sicoli
		Name:	Michael T. Sicoli
		Title:	Executive Vice President and
Chief Financial Officer
Attest:

By:	/s/ Benjamin R. Preston
Name:	Benjamin R. Preston
Title:	Secretary

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

		By:	/s/ Anthony A. Bocchino, Jr.
		Name:	Anthony A. Bocchino, Jr.
		Title:	Vice President

[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]